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                                                               EXHIBIT 23.1



                          CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporations by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-55459) and in the Registration Statements on Form S-8 (Nos. 33-3797, 2-81624, 33-50408, 33-50414, 33-50416 and
          33-68602) of Oakwood Homes Corporation of our report dated November 1, 1994, except as to Note 4, which is as of Novem-ber 16, 1994 appearing on page 42 of the Annual Report to Stock-holders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-1 of this Form 10-K.




          PRICE WATERHOUSE LLP

          Winston-Salem, North Carolina
          December 23, 1994